UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite M Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Clark Trevithick 800 Wilshire Boulevard, 12th Floor Los Angeles, CA 90017 (213) 629-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 8.01

OTHER EVENTS

On May 14, 2018, pursuant to a unanimous resolution of the Boards of Directors of RoxSan Pharmacy, Inc. (“RoxSan”) and Parallax Health Sciences, Inc. (“Company”), RoxSan filed a Chapter 7 petition in the United States Bankruptcy Court for the Central District of California.  RoxSan is a wholly-owned subsidiary of the Company. Timothy Yoo was appointed trustee on May 15, 2018.

In connection with this filing, the RoxSan seeks to discharge approximately $5 million of liabilities owed to various parties including more than $1 million owed to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date:	May 18, 2018
By: Calli R. Bucci
Its: Chief Financial Officer